                                                                      EXHIBIT 99

                           [MBT FINANCIAL CORP LOGO]



             MBT FINANCIAL CORP. REPORTS THIRD QUARTER EPS OF $0.35
                       Asset Quality Continues to Improve

MONROE, MICHIGAN, October 14, 2004 -- MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported third quarter net income of $6.1 million, a 209.6% increase over the $2.0 million reported for the third quarter of 2003. The increase reflects a significantly lower loan loss provision complemented by solid loan growth and effective expense control. Diluted earnings per share were $0.35, compared to $0.10 for the prior-year quarter, representing growth of 250.0%. Earnings per share also reflect the repurchase of shares, resulting in an 8.4% decline in diluted average shares outstanding to 17,520,938 from 19,133,621.

For the nine months ended September 30, 2004, the Company reported net income of $17.2 million, an increase of 33.9% over the $12.8 million reported for the prior-year period. The increase reflects the same aforementioned factors in the quarterly trends. Diluted earnings per share were $0.98, a 46.3% increase over the $0.67 reported for the first nine months of 2003. During the past twelve months, share repurchases from a combination of a self-tender completed in December of 2003 and an ongoing share repurchase program resulted in an 8.4% decline in average shares outstanding from 19,135,564 to 17,531,225.

H. Douglas Chaffin, President and CEO, commented, "We had an excellent quarter, reflective of our efforts over the past two years to revitalize the Company's strategic focus. We achieved strong earnings growth, strong profitability, and improved asset quality. We continue to focus on those strategies contributing to our profitable growth: geographic expansion, product expansion, the addition of highly-qualified staff, investment in technology, and asset quality improvement. At the same time, we are mindful of our traditional strengths: our dominant market position in Monroe County and our efficient operating structure.

"We look forward to opening our new 11,000 square foot Downriver regional center in Wyandotte by the end of this month. This branch will provide our third full-service office in the Downriver area of southern Wayne County, a market similar in demographics to Monroe County, and one that has been underserved by community banks."

Total revenue, comprised of net interest income and non-interest income, was $17.0 million in the third quarter of 2004, an increase of 2.2% over the $16.6 million earned during the prior-year third quarter; excluding securities gains, total revenue increased 5.1% to $17.0 million. Mr. Chaffin noted, "Our efforts to restructure the balance sheet, begun in 2003, have improved our net interest margin, and positioned it to expand in a rising interest rate environment." Net interest income increased 6.7% to $13.6 million for the 2004 third quarter, reflecting a combination of 5.5% growth in average earning assets and a 13 basis point improvement in the net interest margin to 3.55%.

Non-interest income, net of securities gains, was $3.4 million, a modest decline of 0.9%. Strong growth in income from trust services, up 25.2%, was offset by a 65.4% decline in origination fees on mortgage loans sold.

Non-interest expense for the third quarter of 2004 was $8.0 million, an increase of 4.5% over the prior-year period. During the quarter, the Company expensed $370,000 for environmental cleanup costs associated with land purchased for its branch in Temperance. Excluding this cost, non-interest expense declined 0.3% to $7.7 million. Salaries and employee benefits, the largest component of non-interest expense, increased 9.2%, reflecting the Downriver expansion and the improved quality of staff. Mr. Chaffin noted that the Company continues its legacy of a highly efficient operating structure while increasing its investment to support its strategic initiatives. The efficiency ratio for the third quarter of 2004 was 44.65% compared to 41.87% for the prior-year quarter.

Mr. Chaffin highlighted the Company's continuing progress at improving asset quality. "Nonperforming assets declined for the fourth consecutive quarter, reducing 31% over the past twelve months. Charge-offs, net of recoveries, were minimal this quarter. Despite this improvement, we have maintained our reserves at a conservative level over the last four quarters." Non-performing assets were 2.55% of total assets at September 30, 2004, down from 2.74% at June 30, 2004 and 3.89% at September 30, 2003. Annualized net charge-offs for the quarter were 0.03% of average loans, compared to 0.78% for the prior-year third period. The loan and lease loss reserves were $15.5 million, or 1.64% of total loans and leases at September 30, 2004.

Total assets were $1.55 billion at September 30, 2004, an increase of 5.6% from the prior-year third quarter. Loans rose $106.9 million, or 12.7% during the same time period, primarily funded through borrowings, a decline in cash equivalents and a decline in investment securities.

Shareholders' equity at September 30, 2004 was $153.3 million, a twelve-month decrease of 9.2%, reflective of share repurchase activity over the past year. Average equity to assets was 9.58%. Total shares outstanding at quarter end were 17,419,910. Mr. Chaffin concluded, "Our improving fundamentals are confirmation of the strategy we have undertaken over the last two years to revitalize our business. Local business conditions are slowly improving, and we are optimistic as we move into the last quarter of 2004."

CONFERENCE CALL

MBT Financial Corp. will hold a conference call to discuss third quarter results on Thursday, October 14, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.'s web site www.MBandT.com. The event will be archived and available for one month following the call.

ABOUT THE COMPANY
MBT Financial Corp., a single bank holding company headquartered in Monroe, Michigan is the parent company of Monroe Bank & Trust. Founded in 1858, Monroe Bank & Trust is one of the nation's largest community banks. The bank has $1.5 billion in assets and services nearly $1 billion in trust assets. MB&T is a full-service bank, offering a broad range of services, from personal and business accounts to complete credit options and the area's largest Trust Department. With 24 offices, 33 ATMs, PhoneLink telephone banking and eLink online banking, MB&T is the area's most accessible community bank.

MB&T is proud to be an active supporter of the community through contributions, reinvestment, and civic involvement. MB&T is also known for ENLIST, its employee volunteer program, which is celebrating its 20th anniversary this year. Since its inception, participants in the ENLIST program have contributed nearly 90,000 hours of volunteer work in the communities we serve. Visit MB&T's web site at www.MBandT.com, where extensive financial and corporate information can be found in the Investor Relations section.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Corporation's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.




FOR FURTHER INFORMATION:
H. Douglas Chaffin            John L. Skibski               Herbert J. Lock
Chief Executive Officer       Chief Financial Officer       Investor Relations
(734) 384-8123                (734) 242-1879                (734) 242-2603
doug.chaffin@mbandt.com       john.skibski@mbandt.com       herb.lock@mbandt.com

                               MBT FINANCIAL CORP.
                 CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED



                                                                                     QUARTERLY
                                                  -------------------------------------------------------------------------------
                                                      2004             2004             2004             2003             2003
(dollars in thousands except per share data)        3RD QTR          2ND QTR          1ST QTR          4TH QTR          3RD QTR
                                                  -----------      -----------      -----------      -----------      -----------
EARNINGS
  Net interest income                             $    13,627      $    12,985      $    12,640      $    12,626      $    12,775
  FTE Net interest income                         $    14,277      $    13,649      $    13,316      $    13,598      $    13,743
  Provision for loan and lease losses             $       600      $       600      $       600      $        30      $     6,325
  Non-interest income                             $     3,396      $     3,361      $     3,226      $     3,202      $     3,882
  Non-interest expense                            $     8,025      $     7,995      $     7,889      $     7,543      $     7,680
  Net income                                      $     6,109      $     5,648      $     5,400      $     6,504      $     1,973
  Basic earnings per share                        $      0.35      $      0.32      $      0.31      $      0.36      $      0.10
  Diluted earnings per share                      $      0.35      $      0.32      $      0.31      $      0.35      $      0.10
  Average shares outstanding                       17,419,214       17,429,648       17,501,262       18,747,900       19,115,234
  Average diluted shares outstanding               17,520,938       17,500,695       17,579,979       18,779,982       19,133,621

PERFORMANCE RATIOS
  Return on average assets                               1.59%            1.55%            1.52%            1.76%            0.53%
  Return on average common equity                       16.58%           15.26%           14.90%           15.69%            4.46%
  Net interest margin, net of loan fees                  3.55%            3.56%            3.58%            3.40%            3.42%
  Efficiency ratio                                      44.65%           45.34%           46.98%           41.89%           41.87%
  Full-time equivalent employees                          404              387              386              389              389

CAPITAL
  Average equity to average assets                       9.58%           10.15%           10.19%           11.20%           11.98%
  Book value per share                            $      8.80      $      8.29      $      8.50      $      8.20      $      8.84
  Cash dividend per share                         $      0.16      $      0.15      $      0.15      $      0.15      $      0.15

ASSET QUALITY
  Loan Charge-Offs                                $       956      $       714      $       666      $     6,683      $     2,204
  Loan Recoveries                                 $       897      $       330      $       326      $       778      $       602
                                                  -----------      -----------      -----------      -----------      -----------
  Net Charge-Offs                                 $        59      $       384      $       340      $     5,905      $     1,602

  Allowance for loan and lease losses             $    15,517      $    14,976      $    14,760      $    14,500      $    18,773

  Nonaccrual Loans                                $    29,993      $    31,525      $    32,538      $    33,664      $    38,499
  Loans 90 days past due                          $       222      $       189      $       259      $       100      $       111
  Restructured loans                              $     3,219      $     3,348      $     2,561      $     4,755      $     7,023
                                                  -----------      -----------      -----------      -----------      -----------
    Total nonperforming loans                     $    33,434      $    35,062      $    35,358      $    38,519      $    45,633
  Other real estate owned                         $     6,255      $     6,570      $     8,579      $     8,434      $    11,578
  Nonperforming investment securities             $         -      $       163      $       171      $       140      $        79
                                                  -----------      -----------      -----------      -----------      -----------
    Total nonperforming assets                    $    39,689      $    41,795      $    44,108      $    47,093      $    57,290

  Net loan charge-offs to average loans                  0.03%            0.17%            0.16%            2.78%            0.78%
  Allowance for losses to total loans                    1.64%            1.62%            1.67%            1.68%            2.24%
  Nonperforming loans (including OREO)
    to Gross Loans                                       4.20%            4.51%            4.98%            5.44%            6.82%
  Nonperforming assets to total assets                   2.55%            2.74%            3.12%            3.23%            3.89%
  Allowance for loan losses to
    nonperforming assets                                39.10%           35.83%           33.46%           30.79%           32.77%

END OF PERIOD BALANCES
  Loans and leases                                $   945,924      $   923,738      $   882,290      $   863,850      $   839,059
  Total earning assets                            $ 1,463,758      $ 1,433,115      $ 1,326,025      $ 1,372,332      $ 1,361,269
  Total assets                                    $ 1,554,321      $ 1,523,976      $ 1,412,692      $ 1,457,788      $ 1,471,220
  Deposits                                        $ 1,072,426      $ 1,038,441      $ 1,020,188      $ 1,039,117      $ 1,070,262
  Shareholders' equity                            $   153,320      $   144,393      $   148,899      $   143,446      $   168,905

AVERAGE BALANCES
  Loans and leases                                $   934,031      $   905,502      $   872,746      $   854,473      $   827,259
  Total earning assets                            $ 1,444,880      $ 1,378,490      $ 1,341,444      $ 1,390,854      $ 1,370,052
  Total assets                                    $ 1,529,700      $ 1,466,359      $ 1,430,303      $ 1,468,278      $ 1,463,382
  Deposits                                        $ 1,062,755      $ 1,028,702      $ 1,029,856      $ 1,077,644      $ 1,045,847
  Shareholders' equity                            $   146,579      $   148,877      $   145,751      $   164,458      $   175,367




                               MBT FINANCIAL CORP.
                 CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED





                                                           QUARTER ENDED SEPTEMBER 30,
Dollars in thousands (except per share data)                2004                2003
                                                          --------            --------
INTEREST INCOME
Interest and fees on loans                                $ 14,888            $ 13,782
Interest on investment securities-
  Tax-exempt                                                 1,398               1,524
  Taxable                                                    4,458               3,975
Interest on federal funds sold                                   -                  18
                                                          --------            --------
    Total interest income                                   20,744              19,299
                                                          --------            --------

INTEREST EXPENSE
Interest on deposits                                         3,904               3,865
Interest on borrowed funds                                   3,213               2,659
                                                          --------            --------
    Total interest expense                                   7,117               6,524
                                                          --------            --------

NET INTEREST INCOME                                         13,627              12,775
PROVISION FOR LOAN LOSSES                                      600               6,325
                                                          --------            --------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                   13,027               6,450
                                                          --------            --------

OTHER INCOME
Income from trust services                                     953                 761
Service charges and other fees                               1,423               1,417
Net gain (loss) on sales of securities                          (2)                454
Origination fees on mortgage loans sold                        131                 379
Bank Owned Life Insurance income                               362                 379
Other                                                          529                 492
                                                          --------            --------
    Total other income                                       3,396               3,882
                                                          --------            --------

OTHER EXPENSES
Salaries and employee benefits                               4,437               4,064
Occupancy expense                                              695                 626
Other                                                        2,893               2,990
                                                          --------            --------
    Total other expenses                                     8,025               7,680
                                                          --------            --------

INCOME BEFORE PROVISION
FOR INCOME TAXES                                             8,398               2,652
PROVISION FOR INCOME TAXES                                   2,289                 679
                                                          --------            --------
NET INCOME                                                $  6,109            $  1,973
                                                          ========            ========


BASIC EARNINGS PER COMMON SHARE                           $   0.35            $   0.10
                                                          ========            ========

DILUTED EARNINGS PER COMMON SHARE                         $   0.35            $   0.10
                                                          ========            ========

DIVIDENDS DECLARED PER COMMON SHARE                       $   0.16            $   0.15
                                                          ========            ========



                               MBT FINANCIAL CORP.
                 CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED




                                                       NINE MONTHS ENDED SEPTEMBER 30,
Dollars in thousands (except per share data)               2004              2003
                                                          -------           -------
INTEREST INCOME
Interest and fees on loans                                $42,401           $41,778
Interest on investment securities-
  Tax-exempt                                                4,258             4,704
  Taxable                                                  11,893            12,287
Interest on federal funds sold                                  2               109
                                                          -------           -------
    Total interest income                                  58,554            58,878
                                                          -------           -------

INTEREST EXPENSE
Interest on deposits                                       10,570            12,365
Interest on borrowed funds                                  8,733             8,832
                                                          -------           -------
    Total interest expense                                 19,303            21,197
                                                          -------           -------

NET INTEREST INCOME                                        39,251            37,681
PROVISION FOR LOAN LOSSES                                   1,800             7,975
                                                          -------           -------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                  37,451            29,706
                                                          -------           -------

OTHER INCOME
Income from trust services                                  2,688             2,454
Service charges and other fees                              4,073             3,966
Net gain on sales of securities                               116               868
Origination fees on mortgage loans sold                       460             1,011
Bank Owned Life Insurance income                            1,128               910
Other                                                       1,518             1,392
                                                          -------           -------
    Total other income                                      9,983            10,601
                                                          -------           -------

OTHER EXPENSES
Salaries and employee benefits                             13,419            12,422
Occupancy expense                                           2,192             1,933
Other                                                       8,298             8,281
                                                          -------           -------
    Total other expenses                                   23,909            22,636
                                                          -------           -------

INCOME BEFORE PROVISION
FOR INCOME TAXES                                           23,525            17,671
PROVISION FOR INCOME TAXES                                  6,368             4,860
                                                          -------           -------
NET INCOME                                                $17,157           $12,811
                                                          =======           =======


BASIC EARNINGS PER COMMON SHARE                           $  0.98           $  0.67
                                                          =======           =======

DILUTED EARNINGS PER COMMON SHARE                         $  0.98           $  0.67
                                                          =======           =======

DIVIDENDS DECLARED PER COMMON SHARE                       $  0.46           $  0.43
                                                          =======           =======



                               MBT FINANCIAL CORP.
                     CONSOLIDATED BALANCE SHEETS - UNAUDITED




                                                      SEPTEMBER 30,           DECEMBER 31,            SEPTEMBER 30,
Dollars in thousands                                     2004                    2003                     2003
                                                      ------------            -----------             ------------
ASSETS
Cash and Cash Equivalents
  Cash and due from banks                             $    27,110             $    22,525              $    27,074
  Federal funds sold                                            -                       -                   22,600
                                                      -----------             -----------              -----------
    Total cash and cash equivalents                        27,110                  22,525                   49,674

Securities - Held to Maturity                              88,045                  99,154                  100,191
Securities - Available for Sale                           417,350                 397,642                  408,218
Federal Home Loan Bank stock - at cost                     12,810                  11,686                   11,541
Loans held for sale                                           371                   1,406                      411
Loans - Net                                               930,036                 847,944                  819,875
Accrued interest receivable and other assets               23,385                  25,627                   30,442
Bank Owned Life Insurance                                  34,908                  33,780                   32,985
Premises and Equipment - Net                               20,306                  18,024                   17,883
                                                      -----------             -----------              -----------
    Total assets                                      $ 1,554,321             $ 1,457,788              $ 1,471,220
                                                      ===========             ===========              ===========

LIABILITIES
Deposits:
  Non-interest bearing                                $   148,515             $   135,536              $   132,174
  Interest-bearing                                        923,911                 903,581                  938,088
                                                      -----------             -----------              -----------
    Total deposits                                      1,072,426               1,039,117                1,070,262

Federal Home Loan Bank advances                           253,500                 225,000                  225,000
Federal funds purchased                                    44,200                  45,000                        -
Repurchase agreements                                      21,000                       -                        -
Interest payable and other liabilities                      9,875                   5,225                    7,053
                                                      -----------             -----------              -----------
    Total liabilities                                   1,401,001               1,314,342                1,302,315
                                                      -----------             -----------              -----------

STOCKHOLDERS' EQUITY
Common stock (no par value)                                     -                       -                        -
Additional paid-in capital                                 18,945                  20,414                   50,458
Retained Earnings                                         132,999                 123,867                  119,988
Accumulated other comprehensive income                      1,376                    (835)                  (1,541)
                                                      -----------             -----------              -----------
    Total stockholders' equity                            153,320                 143,446                  168,905
                                                      -----------             -----------              -----------
    Total liabilities and stockholders' equity        $ 1,554,321             $ 1,457,788              $ 1,471,220
                                                      ===========             ===========              ===========

